NOTICE OF CONVERSION

(To be executed by the Holder in order to convert all or part of the Debenture into Common Stock)

IBC Funds LLC

5348 Vegas Drive

Las Vegas, NV 89108

The undersigned hereby converts $114,400 of the principal due on January 28th 2013 under the Convertible Debenture issued by Cereplast Inc (“Borrower”) dated as of January 28th, 2013 by delivery of shares of Common Stock of Borrower on and subject to the conditions set forth in Article II of such Debenture.

1.

Date of Conversion

January 29 2013

2.

Shares To Be Delivered:

17,600,000

______________________________

By:_______________________________
Name: Bryan Collins
Title: Managing Member

Re: Rule 144 Representation Letter

Gentlemen:

In connection with the request for the removal of the restrictive legend from the stock certificates owned by the undersigned ("Seller"), which represent 17,600,000 shares (the "Shares") of the Common Stock, par value .001 per share, of Cereplast Inc, a NV corporation (the "Company"), pursuant to Rule 144 of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), Seller hereby represents, warrants and confirms to you as follows:

1. I acquired and fully paid for the Shares as follows:

Date of Acquisition	Manner of Acquisition	Date of payment (if same as date of Acquisition state same)
1/29/13	Purchase	1/29/13

2. I am not now, and have not been during the preceding three months, an officer, director, or more than 10% shareholder of the Company or in any other way an "affiliate" of the Company as that term is defined in Rule 144(a)(1).

3. None of the following persons is an affiliate of the Company and has not been an affiliate of the Company for the past three (3) months:

(a) Neither my spouse nor any relative of mine who shares the same residence as I;

(b) Any trust or estate in which I or any of the persons described in 3(a) collectively own 10% or more of the beneficial interest or in which I or any such person serves as a fiduciary; or

(c) Any corporation, limited liability company, partnership or other entity in which I or any of the persons described in 3(a) and (b) collectively are the beneficial owners of 10% or more of any class of equity securities or 10% or the equity interest.

4. I do not know of any material adverse information about the Company or its prospects which has not been publicly disclosed, and, if, at any time before I sell the Shares, I acquire such information, I will refrain from making any sales of the Shares as long as I am in possession of non-public material adverse information.

5. I acknowledge that notwithstanding the removal of the legend on my stock certificates:

(a) In the event that because of a failure by the Company to meet the current public information requirements of Rule 144(c), I may not be able to sell my Shares until such time that the Company is in compliance with the requirements of Rule 144(c), and

(b) In the event that Company shall meet the "shell" company definition as set forth under Rule 144(i)(l)(i), I will not be able to sell my Shares until such time that the Company is in compliance with the requirements of Rule 144(iX2).

For purposes of this Section, Rule 144(i)(2) states that securities in an issuer, who meets the requirements of Rule 144(i)(l), may only be resold provided the following conditions are met:

- The company has ceased to be a shell company
- becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 (that is it is required to file all periodic, quarterly and annual reports, as well as subject itself to the proxy and insider reporting provisions of the Exchange Act);
- has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter time that the issuer was required to file such reports and materials), other than Form 8-K reports; and
- At least one year has elapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that it is not a shell company.

"Form 10 information" means the information than an issuer would be required to file if it were registering a class of securities under the Securities Exchange Act of 1934, as amended. Further, the Form 10 information is deemed to be filed on the date the information is initially provided to the SEC.

I acknowledge that the Company and its counsel will rely upon the completeness and accuracy of the information and representations contained in this letter. Accordingly, I agree to indemnify and hold harmless the Company, its officers, directors and counsel for any loss they or any of them may sustain arising out of a breach of my representation set forth in this letter or any violation of the Act, the Securities Exchange Act of 1934, as amended, or any other applicable laws or regulations by me or by anyone acting on my behalf.

By: [signature]

Name: Bryan R. Collins

Date: 1/29/12

Corporate Resolution

RESOLVED, any one of the following named officers of:

IBC Funds, LLC

NAME	TITLE	SIGNATURE
Bryan Collins	Managing Member	
Samuel Oshana	Managing Member	

are hereby authorized and empowered to execute promissory notes, pledge assets, borrow funds, buy, sell, assign and transfer any and all bonds, stocks, certificates of deposit or any other securities which may be registered in the name of the corporation or which may now or hereafter be assigned to it.

RESOLVED, that any/all assignment of securities, execution of promissory notes, pledge of assets registered in the name of the corporation or assigned to the corporation, heretofore or hereafter made by the above referenced officers are hereby ratified and confirmed.

I hereby certify that the foregoing is a true and correct copy of the resolution passed at a meeting of the Board of Directors of________IBC Funds , LLC ________held on the ___22 th_ day of _May ___, 2012__.
(company name)

I further certify that due notice of such meeting was given to each member of such Board, that quorum was present, and that said Resolution has not been amended or repealed, and that it is presently in full force and effect.

Witness my signature and seal of the corporation this __22th__ day of _May__, 2012____.

Corporate Seal

NO SEAL

Samuel Oshana
Secretary

Alfred D. Scarangello
Collateral Manager
Albert Fried & Company, LLC
45 Broadway-24th Floor
New York,NY 10006
Phone 212-422-7288

ALBERT FRIED & COMPANY, LLC

DTC# 0284

DWAC & DRS REQEST FORM

[DTCC DEPOSIT/WITHDRAWAL AT CUSTODIAN / DIRECT REGISTRATION SYSTEM REQUEST]

Transfer Type

[✓] DWAC- DTCC Deposit / Withdraw at Custodian

[ ] DRS- DTCC Direct Registration System
For DRS, include most recent Statement from Transfer Agent, and the following:
A/C# at Agent: SS/Tax ID at Agent:

FINRA regulations obligate all broker dealers to be pro-active with their responsibilities to ensure they comply with federal securities laws and FINRA rules when participating in unregistered re-sales of restricted securities. In an effort to ensure compliance with the detection of the resale of unregistered and restricted securities and the potential money laundering through the deposit and sale of micro-cap stocks, Albert Fried & Company, LLC also requires its customers to complete the accompanying **Deposit Securities Request Form & Questionnaire ("DSRFQ")** prior to our accepting these securities for deposit. The Client should complete and sign both this **DWAC & DRS REQUEST FORM** and the DSRFQ and forward to Albert Fried & Company, LLC or your Introducing Broker for their review. The questions on these forms conform to the due diligence FINRA expects brokers to perform before accepting these shares for deposit and resale.

- Please note that all fields must be completed in order for the DWAC request to be placed.
- There is a $200 DWAC Processing Fee (this includes the Transfer Agent Fee)

Please transfer the following shares into my account at Albert Fried & Company, LLC:

Date: 1/29/2013 | Share Amount: 17,600,000

Account Owner: IBC Funds, LLC | Name of Issuer: Cereplast, Inc.

AF&CO Acct # : 412-00197 | CUSIP / Ticker: 156732307 / CERP

Bryan Collins MP
Name & Title of Authorized Party

[signature]
Authorized Signature

BRC@IBCFUNDS.COM
Email address

Please fax the completed form to 212 422 7293 or email CAGE@albertfried.com.

If the request is not approved after the 3rd day, you will be notified via email. In order for us to re-enter, we will need confirmation that if re-entered it will be approved immediately along with a contact name at agent who can confirm this.

Albert Fried & Company, LLC use only:

Notes:

Reviewed by : ______________________ Date: ______________________

45 Broadway; 24th Floor, New York, NY 10006 Members FINRA, NYSE, SIPC

<HELP> for explanation.

Comp/CLOSE/PRICE — Page 1/1 Historical Price Table

CEREPLAST INC (CERP US) PRICE .025 V $

Range	12/18/2012 - 01/29/2013	Period	Daily	High	.040 on 12/18/12
				Avg	.0224 Vol 13817771
	Currency USD	Market	Bid	Low	.010 on 1/17/13

	DATE	BID	VOLUME		DATE	BID	VOLUME		DATE	BID	VOLUME
F				F	1/11	.014	5745625	F	12/21	.029	2935359
T				T	1/10	.0142	5164161	T	12/20	.0302	2558032
W				W	1/ 9	.0151	6821702	W	12/19	.036	1142625
T	1/29	.0247	18365722	T	1/ 8	.019	22162858	T	12/18	H.040	1002911
M	1/28	.0281	43369689	M	1/ 7	.023	7582496				
F	1/25	.0346	40810870	F	1/ 4	.020	3538631				
T	1/24	.0269	39735316	T	1/ 3	.0196	3680234				
W	1/23	.0291	74543621	W	1/ 2	.021	6161200				
T	1/22	.0231	46294476	T	1/ 1						
M	1/21			M	12/31	.0221	5184128				
F	1/18	.0102	8487187	F	12/28	.0285	1597388				
T	1/17	L.010	14863689	T	12/27	.0275	3538904				
W	1/16	.0119	9025071	W	12/26	.021	3688656				
T	1/15	.0113	5044716	T	12/25						
M	1/14	.0126	5630512	M	12/24	.0241	2769769				

Australia 61 2 9777 8600 Brazil 5511 3048 4500 Europe 44 20 7330 7500 Germany 49 69 9204 1210 Hong Kong 852 2977 6000
Japan 81 3 3201 8900 Singapore 65 6212 1000 U.S. 1 212 318 2000 Copyright 2013 Bloomberg Finance L.P.
SN 874015 EST GMT-5:00 G987-3013-1 29-Jan-2013 12:30:23